EXHIBIT 99.1

JANEL WORLD TRADE REPORTS ITS FISCAL 2009 SECOND QUARTER; RECORD FIRST HALF REVENUE DESPITE ECONOMIC SLOWDOWN

JAMAICA, NY – May 18, 2009 -- Janel World Trade, Ltd. (OTC BB:  JLWT), a full-service global provider of integrated transportation logistics services, today announced financial results for its fiscal year second quarter and six months ended March 31, 2009.

Second Quarter Results

For its fiscal 2009 second quarter, Janel reported total Company revenue of $17,151,773, down 6% year-over-year from $18,281,961.  The latest quarter consisted of segment revenue of $17,115,139 and $36,634 from the Company’s transportation logistics and computer software businesses, respectively.  Although the U.S. economy began to weaken in mid-2008, the recessionary slowdown had not interrupted Janel’s reported quarterly revenue growth until the second fiscal quarter, when the Company’s customer base reduced their overall level of commercial shipping activity.

Customers have also sought to reduce their expenses by switching from the use of higher-cost (and higher profit per revenue dollar to Janel) airfreight, to the lower-cost (and lower margin) alternative of ocean freight.  As a result, forwarding expenses in the fiscal 2009 second quarter, although down $823,000 in absolute dollars due to the lower transportation revenue booked, nonetheless rose year-over-year as a percentage of total revenue from 87.2% to 88.1%.  This negatively affected the Company’s operating margin and income.

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150-14 132nd Avenue	www.janelgroup.net	Phone: (718) 527-3800
Jamaica, NY 11434		Fax: (718) 527-1689

JANEL WORLD TRADE REPORTS ITS FISCAL 2009 SECOND QUARTER; RECORD FIRST HALF REVENUE DESPITE ECONOMIC SLOWDOWN

Because the percent dollar reduction was less than the percent decline in revenue, SG&A as a percentage of sales similarly rose, by 53 basis points to 13.5%, also negatively affecting the second quarter’s profitability.  In response, Janel has implemented additional across-the-board cost-control measures, which in the coming year will decrease the Company’s annual overhead (SG&A) by a projected $1.2 million dollars.

Combining these factors’ effect on margins, the Company reported a higher net loss for its fiscal 2009 second quarter of $(284,735), or $(0.02) per fully diluted share, as compared to its year-earlier reported net loss of $(162,820), or $(0.01).

Six-Month Results
For the six months ended March 31, 2009, the Company reported record total revenue of $38,417,901, up $68,594 as compared to the prior-year period.  However, despite the record sales level, Janel’s profit margin for the first half was likewise impaired (as in the second quarter) as forwarding expense as a percentage of total revenue rose 1.4 percentage points.  As a result, Janel reported a fiscal 2009 six-month net loss of $(400,225), or $(0.02) per fully diluted share, which was higher than the comparable 2008 net loss of $(140,771), or $(0.01).

Review and Outlook
James N. Jannello, the Company’s executive vice president and chief executive officer, stated, “If we include the virtually flat comparison in our second quarter last year versus 2007, even with the weaker U.S. economy, Janel had enjoyed six straight quarters of meaningful year-over-year revenue increases until this latest period.  However, our revenue, and consequently our profitability, in this year’s second quarter were adversely affected by the recession, as our customer base not only slowed down their overall shipping activities, particularly imports, but also shifted incrementally to a greater proportion of lower-cost ocean freight versus the higher-cost airfreight alternative. This mix shift was reflected for us by the 95-basis-point increase (88.11% versus 87.16%) in forwarding expense as a percentage of total revenue in this year’s second quarter as compared to the year earlier.  Yet, even with the lower revenue base of the most recent period, had the lower year-earlier forwarding expense percentage been maintained, Janel’s 2009 second quarter net revenue and

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JANEL WORLD TRADE REPORTS ITS FISCAL 2009 SECOND QUARTER; RECORD FIRST HALF REVENUE DESPITE ECONOMIC SLOWDOWN

pretax loss would have both been almost $163,000 better than the levels that we have actually reported.”
Jannello continued, “In addition to the recession-related business effects I have mentioned, our computer software-related business (Order Logistics, Inc.) sales remain a problem that we are continuing to address, and they were again in this latest quarter a significant reason for our reported loss.  In this regard, our shareholders can again glean a more meaningful picture of the underlying strength of our core transportation logistics business by isolating the OLI-related losses within our reported figures.  For example, for the six months ended March 31, 2009, and on a non-GAAP basis, if we make the normal EBITDA adjustments, while also excluding the OLI-related operating loss, Janel’s operating income would be $88,589.  We believe this figure, as contrasted on a GAAP basis with our reported 2009 first half net loss, paints a much more realistic picture of the strengths and inherent profitability of our core business going forward.”
“Through related write-downs we have taken and other cost-cutting measures, we are continuing to look at adding value to the OLI component of our business.  We remain confident that technology will continue to be the future of the transportation and logistics industry.  Our OLI Environmental Projects Division has been the driving force behind forming a consortium to clean polluted lakes in China.  These initiatives, while adding additional costs during a down market, have a very high probability of significant profits in ensuing quarters.  Immediately, however, by closely scrutinizing all other overhead expenses, we have also responded to the current economic realities.  These OLI-related measures and our broader austerity program have, indeed, been successful, as the back-to-back reductions totaling $60,000 in our first and second quarter SG&A expense were the first such year-over-year favorable comparisons after eight consecutive previous quarterly increases.  We expect these efforts to continue to bear fruit.”
Janello concluded, “As we move ahead in assessing both our own operating metrics and the broader business environment that our customers serve, we believe that we are seeing some hopeful signs of an economic strengthening in the upcoming quarters.  We also continue to see this economy as an opportunity for the future.  Long term, Janel has positioned itself in an enviable position by hiring quality sales and operations personnel, who will bring added clients, agencies and an even broader view on profitable peripheral business opportunities, such as the China consortium,

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JANEL WORLD TRADE REPORTS ITS FISCAL 2009 SECOND QUARTER; RECORD FIRST HALF REVENUE DESPITE ECONOMIC SLOWDOWN

entering into relationships with 3PL’s (Third-Party Logistics) and active participation in large-scale RFQ’s (request for quotes) previously handled by the new additions to our team.  Nonetheless, in recognition of our actual first half results, we are reducing our projection for this fiscal year’s total revenue, which we now believe will be closer to our fiscal 2008 reported level of $82.7 million. When we have completed our third quarter in June, we intend to revisit this revised 2009 full year forecast and will make any further adjustments to the numbers as we believe may then be warranted by the actual results and the ongoing business trends at that time.”

About Order Logistics, Inc.

Order Logistics, Inc., a wholly owned subsidiary of Janel World Trade, Ltd. that is based in Champaign, Illinois, provides solutions that allow companies to more effectively discover, manage, and execute global supply chain strategies. The Order Logistics team, technology, strategies, solutions and dedicated transportation resources allow organizations to access world-class visibility, information and controls without disrupting existing plans, processes, partnerships and information systems. By leveraging technology, business solutions, operational expertise and a centralized capacity network of transportation providers to take advantage of logistical opportunities, Order Logistics provides end-to-end solutions to its customers. This allows each customer to better control its unique distribution network and utilize existing information systems to their full capacity. For additional information, visit www.orderlogistics.com.

About Janel World Trade, Ltd.

Janel World Trade, Ltd. is a global provider of integrated logistics services, including domestic and international freight forwarding via multi-modal carriers, customs brokerage, warehousing and distribution, and other transportation-related services. With offices throughout the U.S. (New York, Chicago, Los Angeles, and Atlanta) and the Far East (Hong Kong, Shanghai, and Shenzhen), the Company provides the comprehensive services necessary to handle its customers' shipping needs throughout the world. Cargo can be transported via air, sea or land, and Janel's national network of locations can manage the shipment and/or receipt of cargo into or out of any location in the United States. Janel is registered as an Ocean Transportation Intermediary and licensed as a NVOCC (non-vessel operating common carrier) by the Federal Maritime Commission. Janel World Trade, Ltd.'s headquarters is located in Jamaica, New York, adjacent to the JFK International Airport, and its common stock is listed on the OTC Bulletin Board under the symbol "JLWT." Additional information on the Company is available on its website at www.janelgroup.net.

Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "intend," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company's dependence upon conditions in the air, ocean and land-based freight forwarding industry, the size and resources of many competitors, the need for the Company to effectively integrate acquired businesses and to successfully deliver its primary services, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission, including its most recent Form 8-K, Form 10-Q and Form 10-K filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

JANEL WORLD TRADE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2009 (Unaudited)	September 30, 2008 (Audited)
ASSETS

Cash and cash equivalents	$2,324,206	$2,428,098
Accounts receivable, net of allowance for doubtful
accounts of $105,556 at March 31, 2009 and	4,101,968	6,102,205
$129,953 at September 30, 2008
Marketable securities	38,522	52,044
Loans receivable - officers	146,215	142,574
- other	19,584	25,632
Prepaid expenses and sundry current assets	221,001	228,664
Tax refund receivable	83,000	83,000
TOTAL CURRENT ASSETS	6,934,496	9,062,217

PROPERTY AND EQUIPMENT, NET	248,451	303,855

OTHER ASSETS:
Intangible assets, net	3,121,075	3,300,119
Security deposits	50,801	50,801
Deferred income taxes	946,000	754,000
TOTAL OTHER ASSETS	4,117,876	4,104,920

TOTAL ASSETS	$11,300,823	$13,470,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Convertible promissory note	$400,000	$400,000
Note payable – bank	750,000	750,000
– other	125,000	125,000
Accounts payable – trade	2,330,158	3,902,719
– related party	3,023	143,422
Accrued expenses and taxes payable	445,803	303,659
Current portion of long-term debt	807,970	786,308
TOTAL CURRENT LIABILITIES	4,861,954	6,411,108

OTHER LIABILITIES:
Long-term debt	1,919,238	2,110,237
Deferred compensation	78,568	78,568
TOTAL OTHER LIABILITIES	1,997,806	2,188,805

STOCKHOLDERS’ EQUITY	4,441,063	4,871,079

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,300,823	$13,470,992

See notes to financial statements

JANEL WORLD TRADE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	SIX MONTHS ENDED MARCH 31,		THREE MONTHS ENDED MARCH 31,
	2009	2008	2009	2008

REVENUES	$38,417,901	$38,349,307	$17,151,773	$18,281,961

COSTS AND EXPENSES:
Forwarding expenses	34,088,675	33,483,443	15,111,987	15,934,980
Selling, general and administrative	4,607,086	4,666,805	2,311,073	2,366,265
Amortization of intangible assets COSTS AND EXPENSES:	179,062	323,625	89,531	161,813
TOTAL COSTS AND EXPENSES	38,874,823	38,473,873	17,512,591	18,463,058

OPERATING LOSS	(456,922)	(124,566)	(360,818)	(181,097)

OTHER ITEMS:
Interest and dividend income	11,380	28,915	7,504	11,661
Interest expense	(109,683)	(63,120)	(51,421)	(29,484)
TOTAL OTHER ITEMS	(98,303)	(34,205)	(43,917)	(17,823)

LOSS BEFORE INCOME TAXES	(555,225)	(158,771)	(404,735)	(198,920)

Income taxes (credits)	(155,000)	(18,000)	(120,000)	(36,100)

NET LOSS	(400,225)	(140,771)	(284,735)	(162,820)

Preferred stock dividends	7,500	7,500	3,750	3,750

NET LOSS AVAILABLE TO
COMMON STOCKHOLDERS	$(407,725)	$(148,271)	$(288,485)	$(166,570)

OTHER COMPREHENSIVE INCOME
NET OF TAX:

Unrealized gain(loss) from available for sale securities	$(13,768)	$(15,150)	$(2,901)	$(8,142)
Basic earnings (loss) per share	$(.02)	$(.0088)	$(.02)	$(.0099)
Fully diluted earnings (loss) per share	$(.02)	$(.0086)	$(.02)	$(.0096)
Basic weighted number of shares outstanding	17,513,130	16,906,000	17,511,485	16,906,000
Fully diluted weighted number of shares outstanding	17,913,130	17,306,000	17,911,485	17,306,000

See notes to financial statements

JANEL WORLD TRADE, LTD. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND OLI-RELATED
OPERATING LOSS/(INCOME) WITH GAAP

	SIX MONTHS ENDED MARCH 31,		THREE MONTHS ENDED MARCH 31,
	2009	2008	2009	2008

NET INCOME (LOSS) PER FINANCIAL STATEMENT	(400,225)	(140,771)	(284,735)	(162,820)

INTEREST EXPENSE	109,683	63,120	51,421	29,484

INCOME TAX EXPENSE (CREDIT)	(155,000)	(18,000)	(120,000)	(36,100)

DEPRECIATION EXPENSE	67,622	63,657	40,674	30,337

AMORTIZATION EXPENSE	202,492	323,625	94,561	161,812

EBITDA (Earnings before interest, taxes, depreciation	(175,428)	291,631	(218,079)	22,713
and amortization)

OLI OPERATING LOSS (INCOME)	264,017	107,544	179,854	147,889

Earnings before interest, taxes, depreciation
amortization and OLI operating loss/(income)	88,589	399,175	(38,225)	170,602